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                                                                    EXHIBIT 10.4
                                CLOSING AGREEMENT


         This Closing Agreement (this "Agreement") is made and entered into this 31st day of March, 2000, by and between ODESSA EXPLORATION INCORPORATED, a Delaware corporation ("Seller"), NORWEST ENERGY CAPITAL, INC., a Texas corporation ("Buyer"), and KEY ENERGY SERVICES, INC., a Maryland corporation ("Parent").

                                    RECITALS

         Seller is the owner of certain oil and gas leasehold interests in Carson, Dawson, Glasscock, Hutchinson, Loving, Martin, Midland, Pecos, Potter, Reagan, Reeves and Upton Counties, Texas.

         On even date herewith, Seller has sold to Buyer, and Buyer has purchased from Seller, a production payment interest in such oil and gas leasehold interests.

         As an inducement to Buyer to purchase such production payment interest, Seller and Parent have agreed to enter into this Agreement, and as an inducement to Seller to sell such production payment interest, Buyer has agreed to enter into this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual benefits and obligations of the parties contained herein, Buyer, Seller and Parent agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Any capitalized terms used herein but not defined shall have the meaning given such term in that certain Conveyance of Production Payment of even date herewith between Seller and Buyer, a copy of which is attached hereto as Exhibit A (the "Conveyance").

                                   ARTICLE II
                       ACKNOWLEDGMENT OF PURCHASE AND SALE

         2.1 PURCHASE AND SALE. In consideration of the execution and delivery by Seller of this Agreement, the Conveyance and that certain Production and Delivery Agreement dated of even date herewith, a copy of which is attached hereto as Exhibit B (the "Production

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and Delivery Agreement") (the Conveyance and the Production and Delivery
Agreement, together with any other documents or instruments referred to hereunder, being herein referred to as the "Closing Documents"), and as full payment of the purchase price for the Production Payment conveyed by Seller to Buyer pursuant to the Conveyance, Buyer has paid to Seller, and Seller acknowledges receipt of, an amount equal to $20,000,000.00.

         2.2 ADDITIONAL ACTIONS TAKEN. In connection with the purchase by Buyer of the Production Payment from Seller, Buyer and Seller acknowledge that the following events have taken place on or prior to the date hereof:

                  (a) Seller and Buyer have each executed and delivered to the other multiple counterparts of the Conveyance and the Production and Delivery Agreement;

                  (b) Seller has executed and delivered to Buyer such financing statements as Buyer has reasonably deemed necessary or appropriate to perfect the liens and security interests granted to Buyer pursuant to
         Section 14 of the Production and Delivery Agreement;

                  (c) Seller has executed and delivered to Buyer letters in lieu of transfer orders addressed in blank covering Hydrocarbons produced from or attributable to each of the Subject Interests;

                  (d) Seller has executed and delivered to Buyer such other instruments as Buyer has reasonably requested in order to effectuate the conveyance of the Production Payment to Buyer;

                  (e) Seller has delivered to Buyer a certificate of Seller's secretary certifying resolutions of the board of directors of Seller authorizing and approving the transactions contemplated in the Conveyance and the Production and Delivery Agreement;

                  (f) Seller has paid Buyer or Buyer's designee transaction fees totaling $565,000.00;

                  (g) Seller has delivered to Buyer an opinion of Porter & Hedges, L.L.P., counsel for Seller and Parent, in the form attached hereto as Exhibit C, and such opinion to cover corporate matters, due authorization, enforceability and no violations; and

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                  (h) Other than Permitted Liens, Seller has delivered to Buyer a release of any liens and mortgages burdening the Subject Interests.

         2.3 RECORDING OF CERTAIN DOCUMENTS. After the date hereof, Buyer shall cause (a) counterparts of the Conveyance, the Production and Delivery Agreement and associated financing statements to be filed for record in all appropriate records in Carson, Dawson, Glasscock, Hutchinson, Loving, Martin, Midland, Pecos, Potter, Reagan, Reeves and Upton Counties, Texas and
(b) a counterpart of the financing statement associated with the Production and Delivery Agreement to be filed with the Secretary of State of the State of Texas. Seller shall reimburse Buyer for all documentary, filing and recording fees required in connection with the filing and recording of such Closing Documents.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

                  (a) To the best of Seller's Knowledge (Seller's Knowledge shall mean the actual, not deemed, Knowledge of senior management of Seller), all of the information, reports and other data furnished by Seller to Buyer, or made available for review by Buyer, in connection with the transactions described herein all of which information is specifically described in Schedule 3.1(a) attached hereto and made a part hereof, is accurate and complete in all material respects and none of such information, reports or data contains an untrue statement of a material fact or omits to state any material fact which is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The actions of Seller in furnishing information to Buyer in connection with the transactions described herein do not and will not violate any duty owed by Seller to any person to which such information relates or any obligation of Seller under any existing agreement.

                  (c) Seller owns Good and Marketable Title (as defined below) to the Subject Interests and, to the best of Seller's Knowledge, any other real or personal property interests of Seller used in connection with or attributable in any way to the Subject Interests (the Subject Interests and such other real or personal property interests being herein collectively referred to as the

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         "Assets"). As used herein, the term "Good and Marketable Title" means such record title that:

                           (i) in the case of the Subject Interests, (1)
                  entitles Seller to receive a percentage of all Hydrocarbons produced, saved and marketed from each Subject Well not less than the net revenue interest set forth in Exhibit A to the Conveyance for such well, without reduction, suspension or termination for the respective productive life of such well,
                  (2) obligates Seller to bear a percentage of the costs and expenses relating to operations on and the maintenance and development of each Subject Well not greater than the undivided leasehold or working interest set forth in Exhibit A to the Conveyance for such well, without increase for the respective productive life of each such well, (3) entitles Seller to a share of the working interest or operating rights in each Subject Well which is not less than the undivided leasehold or working interest set forth in Exhibit A to the Conveyance for such well and (4) is free and clear of any encumbrances, liens, mortgages, or pledges, preferential purchase rights or requirements for consents to assignment applicable to or exercisable as a result of the Conveyance, and any other defects that would materially affect or interfere with the operation, use, possession, ownership or value thereof, except for the Permitted Encumbrances; and

                           (ii) in the case of the Assets other than the Subject
                  Interests, constitutes good and indefeasible title, free and clear of all encumbrances, liens, mortgages, or pledges, preferential purchase rights or requirements for consents to assignment applicable to or exercisable as a result of the Conveyance, and any other defects that would materially affect or interfere with the operation, use, possession, ownership or value thereof, except for the Permitted Encumbrances.

                  (d) All Taxes imposed or assessed with respect to or measured by or charged against or attributable to the Assets have been duly paid (except for those Taxes being disputed in good faith).


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                  (e) Except as may be set forth on Exhibit D, there are no
         suits or proceedings pending or, to the best of Seller's Knowledge, threatened against Seller or the Assets before any court, or by or before any governmental commission, bureau or any regulatory authority, that if decided adversely to the interest of Seller could materially adversely affect Seller, any of the Assets or the rights of Buyer under the Closing Documents.

                  (f) The Leases are in full force and effect; and, to the best of Seller's Knowledge, Seller has complied with the terms of all governmental orders or directives naming Seller or applicable directly to the Subject Interests.

                  (g) All rents and royalties with respect to the Leases have been paid in a timely manner, and all liabilities of any kind or nature incurred with respect to the Leases have been paid before delinquent; Seller has not received any notice of default or, to the best of Seller's Knowledge, Seller has not received any notice of a claimed default with respect to the Subject Interests or any Lease or any part thereof; and, to the best of Seller's Knowledge, all wells, facilities and equipment which constitute part of the Assets are in good repair and working condition and have been designed, installed and maintained in accordance with good industry standards and all applicable legal requirements other than which would not have a material adverse effect on the ownership or operation of the Subject Interests.

                  (h) Except as set forth in Exhibit D, neither the Subject Interests nor the Hydrocarbons attributable thereto are subject, committed or dedicated to any contract, agreement or arrangement regarding the gathering, transportation, processing, storing, delivery, sale, use or marketing thereof; and no third party has any call, right of first refusal or preferential right to purchase any such Hydrocarbons.

                  (i) Except as set forth in Exhibit D, Seller is not a party to or bound by, and the Subject Interests and the Hydrocarbons attributable thereto are not encumbered or affected by, any gas balancing, deferred production, gas banking or similar agreement or arrangement; and except as shown on Exhibit D, Seller is not in an "overlift," "over-produced," or similar status under any such agreement or arrangement.

                  (j) Neither the Subject Interests nor the Hydrocarbons attributed thereto is subject to any contract, agreement or arrangement (including,

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         without limitation, advance payment agreements, prepayments, take-or-pay makeup obligations or otherwise) whereby the owner of such Hydrocarbons or any part thereof is not entitled to convey such Hydrocarbons or to market such Hydrocarbons and to obtain the full market price or value of the same.

                  (k) To the best of Seller's Knowledge, the Subject Interests have been operated in accordance with all laws, rules and regulations of all governmental authorities having or asserting jurisdiction relating to the ownership and operation of the Subject Interests, including the production of Hydrocarbons attributable thereto, and, except as set forth on Exhibit D, are not subject to reduced allowances or other penalties on account of overproduction or otherwise. To the best of Seller's Knowledge, the Subject Interests are, and at all times have been, operated in accordance with all laws, rules, regulations and decisions (including any requirements under applicable common law) relating to the protection or conservation of human health or safety or the environment, and no conditions exist on the land covered by the Subject Interests that are in violation of such laws, rules, regulations or decisions or that require the taking of remedial action under such laws, rules, regulations or decisions which would have a material adverse effect on the ownership or operation of the Subject Interests.

                  (l) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in the State of Texas, and has the legal right, power and authority, and qualifications to conduct its business and own its properties (including the Subject Interests); and Seller has the legal right, power and authority (i) to execute and deliver the Conveyance and to convey to Buyer the Production Payment and all of the rights and privileges appurtenant thereto and (ii) to execute and deliver this Agreement and those of the Closing Documents to which it is a party and perform all of its obligations under the same.

                  (m) The execution, delivery and performance by Seller of those of the Closing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action on the part of Seller and do not and will not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree, or determination currently in effect having applicability to Seller or Seller's certificate of incorporation, bylaws, or other governing documents, (ii) result in a breach of or constitute a default

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         under any indenture, bank loan or credit agreement to which Seller is a party or by which Seller or its properties may be currently bound or affected, (iii) result in a breach of or constitute a default under any farmout agreement, program agreement or operating agreement, or any other agreement or instrument (other than any indenture, bank loan or credit agreement) to which Seller is a party or by which Seller or its properties may be currently bound or affected which would have a material adverse effect on the Production Payment , (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge, or other encumbrance upon or of any of the properties or assets of Seller (including the Subject Interests) under any such indenture, bank loan or credit agreement or (v) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge, or other encumbrance upon or of any of the properties or assets of Seller (including the Subject Interests) under any other agreement or instrument (other than any indenture, bank loan or credit agreement) which would have a material adverse effect on the Production Payment; and Seller is not in default under any such order, writ, judgment, decree, determination, indenture, agreement, or instrument in any way that now or in the future will materially adversely affect the ability of Seller to perform its obligations under this Agreement or those of the Closing Documents to which it is a party; and all consents or approvals under such indentures, agreements, and instruments necessary to permit valid execution, delivery, and performance by Seller of those of the Closing Documents to which Seller is a party and the conveyance of the Production Payment to Buyer have been obtained.

                  (n) This Agreement and each of the Closing Documents to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid, and binding acts and obligations of Seller enforceable against Seller in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending. There are no bankruptcy, insolvency, reorganization, receivership or arrangement proceedings pending, being contemplated by, or to the Knowledge of Seller, threatened against Seller.

                  (o) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly qualified and in good standing as a foreign corporation in the State of Texas, and has the

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         legal right, power and authority, and qualifications to conduct its business and own its properties; and Parent has the legal right, power and authority to execute and deliver those of the Closing Documents to which it is a party and perform all of its obligations under the same.

                  (p) The execution, delivery and performance by Parent of this Agreement are within its corporate powers, been duly authorized by all necessary corporate action on the part of Parent and do not and will not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree, or determination currently in effect having applicability to Parent or Parent's certificate of incorporation, bylaws, or other governing documents, (ii) result in a breach of or constitute a default under any indenture, bank loan or credit agreement to which Parent is a party or by which Parent or the capital stock of Seller may be currently bound or affected except as disclosed on Exhibit E, or (iii) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge, or other encumbrance upon the capital stock of Seller under any such indenture, bank loan or credit agreement; and Parent is not in default under any such order, writ, judgment, decree, determination, indenture, agreement, or instrument in any way that now or in the future will materially adversely affect the ability of Parent to perform its obligations under those of the Closing Documents to which it is party; and all consents or approvals under such indentures, agreements, and instruments necessary to permit valid execution, delivery, and performance by Parent of those of the Closing Documents to which it is a party have been obtained.

                  (q) Each of the Closing Documents to which Parent is a party has been duly executed and delivered by Parent and constitutes the legal, valid, and binding acts and obligations of Parent enforceable against Parent in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending. There are no bankruptcy, insolvency, reorganization, receivership or arrangement proceedings pending, being contemplated by, or to the Knowledge of Seller, threatened against Parent.

                  (r) Upon due execution and delivery by Seller of the Conveyance, (i) the Conveyance will constitute the legal, valid, and binding conveyance of

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         the Production Payment out of the entire Subject Interests, subject to
         (x) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (y) matters of public policy and (z) other applicable laws and procedures which may affect the rights and remedies provided therein, (ii) the Production Payment will constitute an interest in real property, (iii) the Production Payment will constitute a "production payment" within the meaning of Section 541 of the United States Bankruptcy Code, and
         (iv) neither the Conveyance nor any Subject Interest will or does constitute an executory contract or unexpired lease within the meaning of Section 365 of the United States Bankruptcy Code.

                  (s) All consents and waivers of preferential purchase or other rights necessary to permit the valid conveyance to Buyer of the Production Payment and execution and delivery of this Agreement and the Closing Documents have been obtained or the time for giving such consents or waivers has expired following a written request therefor.

                  (t) All advance notifications to third parties of the transactions contemplated herein and in the Closing Documents necessary to permit the valid conveyance to Buyer of the Production Payment and execution and delivery of this Agreement and the Closing Documents have been timely and properly given.

                  (u) To the best of Seller's Knowledge, no authorization, consent, approval, license, or exemption of, and no filing or registration with, any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is necessary to the valid execution and delivery by Seller of, or the performance by Seller of its obligations under, this Agreement or the Closing Documents that has not been obtained or performed or the period for objection thereto expired.

                  (v) No fire, explosion, accident, earthquake, act of public enemy, or other casualty (regardless of whether covered by insurance) adversely affecting any material portion of the Subject Interests or the operation thereof, or adversely affecting the ability of Seller to perform its obligations under this Agreement or the Closing Documents, has occurred.

                  (w) To the best of Seller's Knowledge, seller has obtained all permits, licenses and other authorizations which are required under federal,

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         state and local laws with respect to pollution or protection of the environment relating to Subject Interests, the failure of which to obtain would materially adversely affect the value, use or operation of any of the Subject Interests; and Seller (with respect to the Assets operated by it), and to the best of Seller's Knowledge third parties operating the Assets for Seller (with respect to the Assets not operated by Seller) are in compliance in all material respects with all terms and conditions of such laws, permits, licenses and authorizations, relating to the Assets, the failure with which to comply would materially adversely affect the value, use or operation of any Subject Interest; and neither Seller nor, to Seller's Knowledge, any third party operator of the Subject Interests has received notice alleging or suggesting the violation of, or indicating that there will or may be an investigation relating to the possible violation of, any federal, state or local laws (including common law) with respect to pollution or protection of the environment, in either case which involves the Subject Interests.

                  (y) The financial statements furnished to Buyer listed as
         Schedule 3.1(a) have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately reflect the financial condition of Seller as of such date and the results of operations for such periods, as applicable, and Seller's financial position has not suffered a material adverse change since the date of such financial statements.

                                   ARTICLE IV
                     REPRESENTATIONS AND COVENANTS OF PARENT

         4.1 REPRESENTATIONS OF PARENT. Parent represents and warrants that it owns good and indefeasible title to all of the capital stock of Seller free and clear of all security interests, liens, adverse claims or options.

         4.2 COVENANTS OF PARENT. Parent covenants and agrees that it will not pledge, mortgage, or otherwise encumber, create or suffer a security interest to exist in or sell, assign, or otherwise transfer any of the capital stock of Seller.

                                    ARTICLE V
                            REPRESENTATIONS OF BUYER

         5.1 REPRESENTATIONS OF BUYER. Buyer hereby represents and warrants to Seller as follows:

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                  (a) Buyer is a corporation duly organized and validly existing under the laws of the State of Texas. The execution, delivery and performance of this Agreement and the transactions described herein have been duly and validly authorized by all necessary corporate action on the part of Buyer.

                  (b) This Agreement and each of the Closing Documents has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligations of Buyer enforceable against it in accordance with their terms, subject, however, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 ANNOUNCEMENTS. Each party covenants and agrees with the other that, subject to applicable law, each party shall promptly advise and consult with the other and obtain the other's written consent before issuing any press release with respect to this Agreement or the transactions described herein.

         6.2 FURTHER ASSURANCES. Seller and Buyer agree to take all such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful to effectuate the conveyance of the Production Payment and to carry out the purposes of this Agreement or any of the Closing Documents.

         6.3 SURVIVAL. The representations, warranties, covenants, agreements and indemnities in this Agreement and the Closing Documents shall survive the Closing and the consummation of the transactions described herein and therein.

         6.4 EXPENSES. Seller shall reimburse Buyer for all legal and title and environmental due diligence fees, costs and expenses reasonably incurred by Buyer with respect to the negotiation, documentation and consummation of the transactions described herein. Each party hereto shall bear and be responsible for all other fees, costs and expenses incurred with respect to the transaction described herein (including accounting and engineering expenses). Seller shall indemnify and hold harmless Buyer from and against any and all liability for any brokers' or

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finders' fees arising with respect to brokers or finders retained or engaged by
Seller in respect of the transactions described herein and Buyer shall indemnify and hold harmless Seller from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Buyer in respect of the transactions described herein.

         6.5 NOTICES. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be delivered in the manner and to the addresses of Seller and Buyer as provided in the Production and Delivery Agreement.

         6.6 INDEMNIFICATION. (a) Until the termination of the Production Payment, Seller shall fully defend, protect, indemnify and hold harmless Buyer, its successors and assigns, its officers, employees, representatives and agents ("Indemnified Parties") from and against any and all losses which may be suffered by Indemnified Parties and from and against any and all claims, demands, suits and causes of action (collectively "Claims") of every kind and character (together with reasonable attorneys' fees and costs of defense) relating to, arising out of, or in any way incidental to the breach of any warranty or representation contained in this Agreement, regardless of whether Buyer may have known of such breach or of the condition giving rise to such breach. Without limiting the foregoing, if the representation and warranty contained in Section 3.1(r)(iv) is breached and the Conveyance or any Subject Interest is rejected as an unexpired lease or executory contract pursuant to any of the provisions of Section 365 of the United States Bankruptcy Code, the damages recoverable as a result of such rejection shall equal the value as of the date of rejection of the future Hydrocarbons delivery obligations remaining under the Conveyance at the time of the rejection determined in a commercially reasonably manner. Seller acknowledges that the mortgage, lien and security interest granted in Section 14 of the Production and Delivery Agreement secures, among other things, any amount owed pursuant to this Section 6.6.

                  (b) If any Indemnified Party discovers or otherwise becomes aware of an indemnification Claim arising under Section 6.6(a) of this Agreement, such Indemnified Party shall give written notice to the Seller, specifying such Claim, and may thereafter exercise any remedies available to such Indemnified Party under this Agreement; PROVIDED, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Seller of any obligations hereunder, to the extent the Indemnifying Party is not materially prejudiced thereby. Further, promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a Claim for indemnification may be made pursuant to Section 6.6(a), such Indemnified Party shall, if a Claim in respect thereof is to be made against Seller, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of any Indemnified Party to give notice as provided herein shall not relieve Seller of any obligations hereunder, to the extent the Indemnifying Party is not materially prejudiced thereby. In case any such action is brought against an Indemnified Party, the Seller shall be entitled to participate in

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and to assume the defense thereof to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after such notice from the Seller to such Indemnified Party of its election so to assume the defense thereof, the Seller shall not be liable to such Indemnified Party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof unless the Seller has failed to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Party. The Seller shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by the Seller with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the Indemnified Party will be entitled to select its own counsel and assume the defense of any action brought against it if the Seller fails to select counsel reasonably satisfactory to the Indemnified Party, the expenses of such defense to be paid by the Seller. The Seller shall not consent to entry of any judgment or enter into any settlement with respect to a Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Claim. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by the Seller, without the consent of the Seller, which consent shall not be unreasonably withheld.

         6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         6.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the following restriction, shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer or Buyer's successors and assigns, shall not partially transfer, sell, convey, assign or mortgage their respective rights or obligations hereunder to any third party without the prior written consent of Seller. Nothing contained herein shall in any way limit or restrict the right of Buyer, or Buyer's successors and assigns to transfer, sell, convey, assign or mortgage all of the Production Payment and all of the respective rights or obligations hereunder appertaining thereto without the consent of Seller. Except to the extent same is effected in connection with and as a part of an assignment permitted by the Conveyance, Seller shall not transfer, assign or pledge its rights or obligations hereunder without the prior written consent of Buyer.

         6.9 SCHEDULES AND EXHIBITS. The Exhibits attached hereto and referred to herein constitute a part of this Agreement.

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         6.10    ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement and
the Closing Documents constitute the entire agreement between the parties hereto with respect to the transactions described herein, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. This Agreement may not be amended and no rights hereunder may be waived except by a written document signed by the party to be charged with such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         6.11 COUNTERPARTS. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         6.12 NO THIRD-PARTY BENEFICIARY. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third-party beneficiaries.

         6.13 EXECUTION BY PARENT. Parent's execution of this Agreement is for the sole purpose of making the representations and covenants set forth in
Article IV.

         EXECUTED on the date first set forth above.

                                         SELLER:

                                             ODESSA EXPLORATION INCORPORATED


                                             By: /s/ D. Kirk Edwards
                                                 -----------------------------
                                                     D. Kirk Edwards
                                                     President

                                         PARENT:

                                                  KEY ENERGY SERVICES, INC.


                                             By: /s/ Jack D. Loftis, Jr.
                                                 -----------------------------
                                                     Jack D. Loftis, Jr.
                                                     Senior Vice President and
                                                     General Counsel

                                            BUYER:

                                                 NORWEST ENERGY CAPITAL, INC.

                                                 By:   /s/ Mark D. McKinney
                                                    ---------------------------
                                                 Mark D. McKinney
                                                 Senior Vice President

EXHIBITS

A  -  Conveyance of Production Payment
B  -  Production and Delivery Agreement
C  -  Opinion of Counsel
D  -  Seller's Disclosure Statement